Exhibit 10.12


                  WISCONSIN ENERGY CORPORATION

                   SHORT-TERM PERFORMANCE PLAN

          As amended and restated as of August 15, 2000



                  WISCONSIN ENERGY CORPORATION
                   SHORT-TERM PERFORMANCE PLAN


This Plan ("the Wisconsin Energy Corporation Short-Term Performance Plan") succeeds to and constitutes an amendment and restatement of the Wisconsin Energy Corporation Short-Term Performance Plan, effective January 1, 1992; such amendment and restatement is effective as of August 15, 2000. All the provisions of this amended and restated Plan, as subsequently amended, shall apply to all active employee Participants.

I)   Purpose and Objectives

     The purpose of this Plan is to provide an annual incentive compensation plan which permits the awarding of annual cash bonuses to eligible employees of Wisconsin Energy Corporation (the "Company") and/or its subsidiaries, based on the achievement of pre-established performance goals which promote the achievement of shareholder, customer and employee-focused objectives while recognizing individual performance.

II)  Eligibility

     1)   Definition of a "Participant"

          The term "Participant" as used in this Plan refers to any key employee of the Company and/or its subsidiaries who is designated for participation in the Plan annually by the Chief Executive Officer of the Company, the Company's Board of Directors (the "Board") or the Compensation Committee of the Board (the "Committee"). An employee can be designated as a "Participant" for either Benefit A or Benefit B as described in the Plan. Employees designated as Participants in either
          Benefit A or Benefit B of the Plan shall be so notified in writing, and shall be apprised of the performance goals and related target awards for the relevant plan year.

     2)   Partial Plan Year Participation

          Generally, Participants will be in the active employ of the Company prior to the first day of any plan year, but an individual who becomes employed after that date may be designated as a Participant.

          In that event, such employee's final award shall be prorated based upon the number of full months of eligibility during such plan year. The Chief Executive Officer, the Board or the Committee shall have full discretion to determine the proper calculation for such proration, or adjust the target and/or performance awards.

III) Award Determination

     1)   Target Award Level

          Prior to the beginning of each plan year or as soon as practicable thereafter, the Chief Executive Officer, the Board or the Committee shall approve a target award for each Participant. The established target award shall vary in relation to the Participant's responsibilities and influence on achievement of short-term goals. In the event a Participant's responsibilities change during a plan year, the Participant's target award may be adjusted to reflect the level of responsibility at the end of the plan year.

     2)   Performance Goals

          Prior to the beginning of each plan year, or as soon as practicable thereafter, performance goals for that plan year shall be established with the approval of the Chief Executive Officer, the Board or the Committee. The goals may be based on any combination of corporate, subsidiary, divisional, and/or individual goals. More than one performance goal may be established, and multiple goals may have the same or different weightings. Various achievement levels of performance for each performance goal may be established.

          The Chief Executive Officer, the Board or the Committee may also establish one or more Company-wide performance goals which must be achieved for any Participant to receive an award for that plan year.

     3)   Adjustment of Performance Goals

          The Chief Executive Officer, the Board or the Committee may make an adjustment to the performance goals and the target awards (either up or down) during a plan year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company's ability to meet them.
          Further, in the event of a plan year of less than twelve (12) months, the Chief Executive Officer, the Board or the Committee may make an adjustment to the performance goals and the target awards accordingly, at his or its discretion.

     4)   Final Award Determinations

          At the end of each plan year, final awards shall be computed for each Participant as approved by the Chief Executive Officer, the Committee or the Board. Final award amounts may vary above or below the target awards, based on achievement of the pre-established corporate, subsidiary, divisional, and/or individual performance goals.

     5)   Award Cap

          The Chief Executive Officer, the Committee or the Board may establish guidelines governing the maximum final awards that may be earned by Participants (either in the aggregate, by employee groups established for this purpose, or among individual Participants) in each plan year. The guidelines may be expressed as a percentage of Company-wide goals or financial measures, or such other measures.

     6)   Pro Rata Target Award Upon a Change in Control

          Notwithstanding any other provision of this Plan, upon the occurrence of a "change in control" of the Company as defined in paragraph 11 of the Company's Omnibus Stock Incentive Plan (which is hereby incorporated by reference), each Participant in the employ of the Company or a subsidiary on the effective date of such change in control shall become entitled to the target award established for such Participant for the plan year in which the change in control occurs, but only to the extent that such Participant is not already entitled to a special bonus payout under the provisions of any other agreement. Such target award shall be prorated based on the number of full months of service completed by such Participant during such plan year prior to the occurrence of such change in control.

IV)            Payment of Final Awards

     1)   Form and Timing of Payments

          Final award payments shall be paid as soon as practicable after award amounts are approved.

     2)   Awards Under Benefit A

          a)   Deferral of Award

               A Participant may elect to defer a portion or all of the final award under Benefit A pursuant to the terms and conditions set forth in the Company's Executive Deferred Compensation Plan, which are hereby incorporated by reference.

          b)   Retirement Income Consideration

               Final awards under Benefit A shall be excluded from the compensation used for calculating retirement income under the qualified defined benefit retirement plan of the Company. In consideration of this exclusion, there is a "make-whole" pension supplement applicable to Participants in this Plan regarding final awards under Benefit A. For such Participants who are also participants in the Company's Supplemental Executive Retirement Plan, which is hereby incorporated by reference (the "SERP"), the pension supplement will be provided pursuant to the terms and conditions of the SERP. For such Participants who are not also participants in the SERP, the pension supplement will be the additional pension benefit to which such Participant would have become entitled under the terms of the qualified defined benefit retirement plan of the Company had the entire amount of each final award under Benefit A been taken into account as pension eligible earnings (without regard to any limitations imposed by the Internal Revenue Code on benefits or compensation) at the time when such award would have been regularly paid (disregarding any deferral election). Further, for such non-SERP Participants, the additional pension benefit shall be paid in a lump sum form at the same time as the benefit payable to the Participant under the Company's qualified defined benefit plan. However, if such a non-SERP Participant leaves employment in connection with the Participant's immediate transfer to and acceptance of employment with another employer which is providing services essential to the utilities business conducted by the Company or its subsidiaries, then such Participant will not be considered to have terminated employment for purposes of determining the time when such Participant will be deemed to have commenced benefits under the Company's qualified defined benefit pension plan. Instead such Participant will be deemed to have continued in employment for as long as such Participant remains in the employ of such other employer and such employer continues to provide such services and will be deemed to have commenced benefits under the Company's qualified defined benefit plan only when such Participant's termination of service from such deemed continuing employment occurs, without regard to when actual payment of benefits under the Company's qualified defined benefit plan commences. For such non-SERP Participants, the terms and conditions of the Company's qualified defined benefit plan shall provide the governing principles as to the calculation and payment of the additional pension benefit arising under this Plan.

     3)   Awards Under Benefit B

          Final awards for employees designated as Participants under Benefit B are not subject to any "make-whole" pension supplement and such awards may not be deferred under the Company's Executive Deferred Compensation Plan.

     4)   Unsecured Interest

          No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

V)   Termination of Employment

     1)   Termination of Employment Due to Death, Disability or
          Retirement

          In the event a Participant's employment is terminated by reason of death, "Disability," or "Retirement," the final award determined in accordance with Section III(4), shall be reduced to reflect participation prior to termination only. For purposes of this Plan, "Retirement" shall have occurred if the Participant terminates service either on or after age 55 with at least 10 years of service, at or after age 65, or at time when such Participant is eligible for an employer provided retiree medical plan and "Disability" shall have the same meaning as in the Company's long-term disability plan. The reduced award shall be determined by multiplying said final award by a fraction, the numerator of which is the number of full months of employment in the plan year and the denominator of which is twelve (12). In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date the Chief Executive Officer, the Board or the Committee determines the definition of Disability to have been satisfied.

          The final award thus determined shall be paid as soon as practicable following the end of the plan year in which employment termination occurred.

     2)   Termination of Employment for Other Reasons

          In the event a Participant's employment is terminated for any reason other than death, Disability, or Retirement (of which the Chief Executive Officer, the Board or the Committee shall be the sole judge), all of the Participant's rights to a final award for the plan year then in progress shall be forfeited. However, except in the event of an employment termination for "Cause," the Chief Executive Officer, the Board or the Committee may waive such provisions and allow a prorated award for the portion of that plan year that the Participant was employed by the Company.

          Cause shall be defined as:

          a) the willful and continued failure of the Participant to substantially perform the Participant's duties (other than failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board, the Committee or an elected officer of the Company which specifically identifies the manner in which the Board, the Committee or the elected officer believes that the Participant has not substantially performed the Participant's duties, or

          b) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. However, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.
VI)  Rights of Participants

     1)   Employment

          Nothing in the Plan shall interfere with or limit in any way the right of the Company or employing subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any subsidiary.

     2)   Nontransferability

          No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

VII) Beneficiary Designation

          Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company and will be effective only when filed in writing with the Company during the Participant's lifetime. In the absence of any such designation, or if the beneficiary predeceases the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

VIII)     Amendments

          The Board or the Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary as the case may be) to a payment or distribution hereunder of a final award to which he or she is entitled. The Chief Executive Officer may also make amendments to the Plan at any time, consistent with the authority delegated to the Chief Executive Officer by the Board regarding such amendments.

IX)  Miscellaneous

     1) The Chief Executive Officer, the Board or the Committee may establish, amend or rescind from time to time rules and regulations which are necessary or desirable in connection with the Plan. The Chief Executive Officer may not act on any matter involving his own participation in this Plan. The Company shall have the right to withhold from any amounts payable under this Plan any taxes or other amounts required to be withheld by any governmental authority.

     2) Every person receiving or claiming payments under this Plan shall be conclusively presumed to be mentally competent until the date on which the Company receives a written notice, in form and manner acceptable to it, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of such person's estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming payments under this Plan shall be appointed by a court of competent jurisdiction, payments may be made to such guardian or conservator provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Company. Any such payment so made shall be a complete discharge of any liability therefor.

     3) Participation in this Plan, or any modifications thereof, or the payment of any benefits hereunder, shall not be construed as giving to the Participant any right to be retained in the service of the Company or its subsidiaries, limiting in any way the right of the Company or its subsidiaries to terminate the Participant's employment at any time, evidencing any agreement or understanding, express or implied, that the Company or its subsidiaries will employ the Participant in any particular position or at any particular rate of compensation and/or guaranteeing the Participant any right to receive a salary increase in any year, such increase being granted only at the sole discretion of the Compensation Committee of the Board.

     4) The Company, or its subsidiaries, or their Boards of Directors or any committees thereof, or any officer or director of the Company or its subsidiaries or any other person shall not be liable for any act or failure to act hereunder, except for fraud.

     5) This Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin, to the extent not preempted by federal law, without reference to conflicts of law principles.